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    As filed with the Securities and Exchange Commission on January 29, 2002.
                                                      REGISTRATION NO. 333-67522



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933



                         ATLAS AMERICA PUBLIC #10 LTD.
            (Exact name of Registrant as Specified in its Charter)

                               311 ROUSER ROAD
                      MOON TOWNSHIP, PENNSYLVANIA 15108
                               (412) 262-2830
                      (Address and Telephone Number of
                       Principal Executive Offices and
                         Principal Place of Business)

      JACK L. HOLLANDER, VICE PRESIDENT - DIRECT PARTICIPATION PROGRAMS
                             ATLAS RESOURCES, INC.
              311 ROUSER ROAD, MOON TOWNSHIP, PENNSYLVANIA 15108
                               (412) 262-2830
           (Name, Address and Telephone Number of Agent for Service)


                                   Copies to:
WALLACE W. KUNZMAN, JR., ESQ.                  JACK L. HOLLANDER
KUNZMAN & BOLLINGER, INC.                      ATLAS RESOURCES, INC.
5100 N. BROOKLINE                              311 ROUSER ROAD
SUITE 600                                      MOON TOWNSHIP, PENNSYLVANIA 15108
OKLAHOMA CITY, OKLAHOMA 73112

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                                 DEREGISTRATION

The undersigned hereby removes from registration 360.95 Investor General Partner Units ("Investor General Partner Units" means the investor general partner interests offered to Participants in the Partnership) and 4 Limited Partner Units ("Limited Partner Units" means up to 10 initial limited partner interests offered to Participants in the Partnership and up to 2,490 Limited Partner Units into which the Investor General Partners automatically will be converted by the managing general partner with no additional price paid by the investor) of the Registrant which remained unsold at the termination of the offering on December 31, 2001.


                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Moon Township, Pennsylvania, on the 28th day of January, 2002.

                                       ATLAS AMERICA PUBLIC #10 LTD.
                                       (Registrant)

                                       By:  Atlas Resources, Inc.,
                                            Managing General Partner


                                       By:  /s/ Freddie M. Kotek
                                            ------------------------------------
                                            Freddie M. Kotek, President, Chief
                                            Executive Officer and Chairman of
                                            the Board of Directors


Jack L. Hollander, pursuant            By:  /s/ Jack L. Hollander
to the Registration Statement, has          ------------------------------------
been granted Power of Attorney and is       Jack L. Hollander, Vice President -
signing on behalf of the names shown        Direct Participation Programs
below, in the capacities indicated.


In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                                                    Date
---------                     -----                                                                    ----
Frank P. Carolas       Executive Vice President - Land and Geology and a Director                January 28, 2002
Jeffrey C. Simmons     Executive Vice President - Operations and a Director                      January 28, 2002
Nancy J. McGurk        Vice President, Chief Financial Officer and Chief Accounting Officer      January 28, 2002
Louis Tierno, Jr.      Controller and Assistant Secretary                                        January 28, 2002